EXHIBIT 21


SUBSIDIARIES OF COLORADO INTERSTATE GAS COMPANY

                                                                  State of
                                                               Incorporation


CIG Exploration, Inc......................................       Delaware
CIG Field Services Company................................       Delaware
Colorado Water Supply Company.............................       Delaware
   Subsidiary:
      Colorado Interstate Production Company..............       Delaware